UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 5, 2013 (Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2012, the Company’s Board of Directors appointed Haijun Tang as a director of the Company. Mr. Tang is currently the head of The Exploration Unit of North China Geological Exploration Bureau, a.k.a. Huaguan Industrial Corp. (“HIC”), a Chinese state-owned entity. Mr. Tang was appointed to fill the vacancy on the Board of Directors created by the resignation of Guoqiang Hao, who on April 7, 2012 confirmed his resignation for personal reasons following his retirement from HIC. The Company’s press release dated April 10, 2013 is attached as Exhibit 99.1 and is incorporated by reference.

The Company’s Board of Directors also on April 9, 2012 appointed Marc Hazout, the Company’s Chief Executive Officer and a director, to serve as the Company’s principal financial and accounting officer. Mr. Hazout succeeds Robyn Reneimo, the Company’s former Chief Financial Officer, who resigned for personal reasons on April 5, 2012. More information regarding Mr. Hazout and certain transactions between the Company and Mr. Hazout is included in the Company’s prior filings, which are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Silver Dragon Resources Inc. dated April 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: April 10, 2013	/s/ Marc Hazout
By: Marc Hazout, President & CEO